EXHIBIT 3.56

ARTICLES OF INCORPORATION

OF

WEST COAST TELECOMMUNICATIONS, INC.

FIRST: The name of this corporation is West Coast Telecommunications, Inc.

SECOND: The purpose of this corporation is to engage in any lawful act or activity for which a corporation may be organized under the General Corporation Law of California other than the banking business, the trust company business or the practice of a profession permitted to be incorporated by the California Corporations Code.

THIRD: The name and address of this corporation’s initial agent for service of process is Bruce W. Jenett, Esq., Two Palo Alto Square, Suite 800, Palo Alto, California 94306.

FOURTH: This corporation is authorized to issue two classes of shares of stock designated respectively “Common Stock” and “Preferred Stock,” both of which shall have no par value. The number of shares of Common Stock this corporation is authorized to issue is 10,000,000, and the number of shares of Preferred Stock this corporation is authorized to issue is 5,000,000.

FIFTH: The Preferred Stock may be divided into such number of series as the board of directors shall determine. The board of directors is authorized to determine and alter the rights, preferences, privileges and restrictions granted to or imposed upon any wholly unissued series of Preferred Stock, and to fix the number of shares of any series of Preferred Stock and the designation of any such series of Preferred Stock. The board of directors, within the limits and restrictions stated in any resolution or resolutions of the board of directors originally fixing the number of shares constituting any series, may increase or decrease (but not below the number of shares of such series then outstanding) the number of shares of any series subsequent to the issuance of shares of that series.

SIXTH: The liability of the directors of the corporation for monetary damages shall be eliminated to the fullest extent permissible under California law.

SEVENTH: The corporation is authorized to provide indemnification of agents (as defined in Section 317 of the California Corporations Code) through bylaw provisions, by agreement or otherwise, in excess of the indemnification otherwise permitted by Section 317 of the California Corporations Code, subject to the limits on such excess indemnification set forth in Section 204 of the California Corporations Code.

DATED: July 27, 1989

I hereby declare that I am the person who executed the foregoing Articles of Incorporation, which execution is my act and deed.

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CERTIFICATE OF AMENDMENT OF ARTICLES OF INCORPORATION

ENDORSED

of

FILED

In the office of the Secretary of Stale of the State of California

WEST COAST TELECOMMUNICATIONS, INC,

(a California corporation)

AUG 21 1995

To The Secretary of State of California

Pursuant to the provisions of the General Corporation Law of the State of California, the undersigned officers of the corporation hereinafter named do hereby certify as follows:

1. The name of the corporation is WEST COAST TELECOMMUNICATIONS, INC,

2. Article FIRST of the corporation’s Articles of Incorporation, which relates to the name of the corporation, are hereby amended so as to read as follows:

“FIRST. The name of the corporation is FRONTIER COMMUNICATIONS OF THE WEST, INC.”

3. The amendment herein provided for has been approved by the corporation’s Board of Directors,

4. The amendment herein provided for was approved by the required (vote) (written consent) of the corporation’s shareholders in accordance with the provisions of Section 902 of the General Corporation Law,

The corporation’s total number of shares which were outstanding and entitled to vote or to furnish written consent with respect to the amendments herein provided for at the time of the approval thereof is 10,000 all of which are of one class,

The percentage vote of the number of the aforesaid outstanding shares which is required to vote or furnish written consent in favor of the amendments herein provided for is 51%, The number of the aforesaid outstanding shares which voted or furnished a written consent in favor of the amendments herein provided for is 100%, and said number (equaled) (exceeded) the percentage of the vote or written consent required to approve the said amendments.

AMENDMENT TO THE ARTICLES OF INCORPORATION OF

FRONTIER COMMUNICATIONS OF THE WEST, INC. (a California corporation)

To the Secretary of the State

State of California

Pursuant to the provisions of the General Corporation Law of the State of California, the undersigned officers of the corporation hereinafter named do hereby certify as follows:

1 The name of the corporation is Frontier Communications of the West, Inc.

2 Article FOURTH of the corporation’s Articles of Incorporation which relate to the number of stock classes and authorized shares of the corporation is amended to read as follows:

“FOURTH: This corporation is authorized to issue one class of shares of stock designated as ‘Common Stock,’ which shall have a par value of one cent ($0.01). The number of shares of Common Stock this corporation is authorized to issue is 10,000.”

1 Article FIFTH of the corporation’s Articles of Incorporation relating to preferred stock is hereby stricken in its entirety.

2 The amendments herein provided for have been approved by the corporation’s Board of Directors.

3 The amendments herein provided were approved by the vote of the corporation’s sale shareholder in accordance with the provisions of Section 902 of the General Corporation Law.

The corporation’s total number of shares which were outstanding and entitled to vote or to furnish written consent with respect to the amendments herein provided for at the time of the approval thereof is 1,715,686, all of which are common stock.

The percentage vote of the number of the aforesaid outstanding shares which is required to vote or furnish written consent in favor of the amendments herein provided for is 100% (sale shareholder).

The number of the aforesaid outstanding shares which voted or furnished a written consent in favor of the amendments herein provided for is 1,715,686, and said number equaled the percentage of the vote or written consent required to approve the said amendments.

Signed on July, 1996

Barbara J. LaVerdi, Assistant Secretary

On this 7th day of July, 1996, in the City of Rochester in the State of New York, each of the undersigned does hereby declare under the penalty of perjury that he/she signed the foregoing Certificate of Amendment of Articles of Incorporation in the official capacity set forth beneath his/her signature, and that the statements set forth in said certificate are true of his/her own knowledge.

Kevin J. Benni, President

Barbara J. LaVerdi, Assistant Secretary

AGREEMENT OF MERGER entered into on December 10, 1996 by WCT Communications, Inc. and Frontier Communications of the West, Inc. as approved by the Board of Directors of said corporations:

I. WCT Communications, Inc., which is a corporation incorporated in the State of Washington, and which is sometimes hereinafter referred to as the “disappearing corporation,” shall be merged with and into Frontier Communications of the West, Inc., which is a corporation incorporated in the State of California, and which is sometimes hereinafter referred to as the “surviving corporation. “ The laws of the jurisdiction of incorporation of the disappearing corporation permit the merger of a business corporation of said jurisdiction with and into a business corporation of another jurisdiction.

1.	The separate existence of the disappearing corporation shall cease upon the effective date of the merger in accordance with the provision of the laws of the jurisdiction of incorporation of said corporation.

2.	The surviving corporation shall continue its existence under its present name pursuant to the provision of the General Corporation Law of the State of California.

3.	The Articles of Incorporation of the surviving corporation as now in force and effect shall be the Articles of Incorporation of said surviving corporation except that the Article Fourth thereof, relating to the authorized shares of the corporation, and Article Fifth, relating to preferred stock, are hereby amended, changed and added so as to read as follows upon the effective date of the merger in the State of California:

“FOURTH: This corporation is authorized to issue three classes of shares of stock designated respectively “Common Stock,” “Non-voting Preferred Stock,” and “Voting Preferred Stock,” none of which shall have par value. The total number of shares which the corporation shall have the authority to issue is (i) five hundred (500) shares of Common Stock, (ii) two thousand (2,000) shares of Non-voting Preferred Stock, and (iii) one hundred (100) shares of Voting Preferred Stock.

FIFTH: The Non-voting Preferred Stock and the Voting Preferred Stock may each be divided into such number of series as the Board of Directors shall determine. The Board of Directors is authorized to determine and alter the rights, preferences, privileges and restrictions granted to or imposed upon any wholly unissued shares of preferred stock and to fix the number of shares of any series of preferred stock and the designation of any such series of preferred stock. The board of directors, within the limits and restrictions stated in any resolution or resolutions of the board of directors originally fixing the number of shares constituting any series, may increase or decrease (but not below the number of shares of any such series then outstanding) the number of shares of any series subsequent to the issuance of shares of that series.”

and said Articles of Incorporation as herein amended and changed shall continue in full force and effect until further amended and changed in the manner prescribed by the provision of the General Corporation Law of the State of California.

1 The bylaws of the surviving corporation upon the effective date of the merger in the State of California shall be the bylaws of said surviving corporation and shall continue in full force and effect until changed, altered or amended as therein provided and in the manner prescribed by the provision of the General Corporation Law of the State of California.

2 The directors and officers in office of the surviving corporation upon the effective date if the merger in the State of California shall continue to be the members of the Board of Directors and the officers of the surviving corporation, all of whom shall hold their directorships and offices until the election, choice, and qualification of their respective successors or until their tenure is otherwise terminated in accordance with the bylaws of the surviving corporation.

3 Each issued share of the disappearing corporation shall, upon the complete effective date of the merger, be canceled and shall not be converted into any shares of the surviving corporation. The issued shares of the surviving corporation shall not be converted or exchanged in any manner or any consideration be paid therefor, but each said shares which is issued as of the complete effective date of the merger shall continue to represent one issued share of the surviving corporation.

4 In the event that the merger herein provided for shall have been fully authorized in accordance with the provisions of the laws of the jurisdiction of incorporation of the disappearing corporation and in accordance with the provisions of the General Corporation Law of the State of California, the disappearing corporation and the surviving corporation hereby agree that they will cause to be executed and files and/or recorded any document or documents prescribed by the laws of the State of Washington and of the State of California, and that they will cause to be performed all necessary acts therein and elsewhere to effectuate the merger.

5 The Board of Directors and the proper officers of the disappearing corporation and of the surviving corporation, respectively, are hereby authorized, empowered and directed to do any and all acts and things, and to make, execute, deliver, file, and/or record any and all instruments, papers and documents which shall be or become necessary, proper or convenient to carry out or put into effect any of the provisions of this Agreement of Merger or of the Merger herein provided for.

PLAN OF MERGER adopted by WCT Communications, Inc., a business corporation organized under the laws of the State of Washington, by resolution of its Board of Directors on December 9, 1996, and adopted by Frontier Communications of the West, Inc., a business corporation organized under the laws of the State of California, by resolution of its Board of Directors on December 9, 1996.

1 WCT Communications, Inc. and Frontier Communications of the West, Inc. shall, pursuant to the provisions of the Washington Business Corporation Act and the provisions of the laws of the jurisdiction of organization of Frontier Communications of the West, Inc., be merged with and into a single corporation, to wit, Frontier Communications of the West, Inc., which shall be the surviving corporation in the jurisdiction of its organization; and which is sometimes hereinafter referred to as the “surviving corporation, “ and which shall continue to exist as said surviving corporation under its present name pursuant to the provisions of the laws of the jurisdiction of its organization. The separate existence of WCT Communications, Inc., which is sometimes hereinafter referred to as the “non-surviving corporation, ‘shall cease in the jurisdiction of its organization; in accordance with the provisions of the Washington Business Corporation Act.

2 The Articles of Incorporation of the surviving corporation will be the Articles of Incorporation of said surviving corporation in the jurisdiction of its organization; and said articles of incorporation shall continue in full force and effect until amended and changed in the manner prescribed by the provision of the laws of the jurisdiction of organization of the surviving corporation.

3 The bylaws of the surviving corporation in the jurisdiction of its organization, shall be the bylaws of said surviving corporation and will continue in full force and effect until changed, altered or amended as therein provided and in the manner prescribed by the provisions of the laws of the jurisdiction of its organization.

4 The directors and officers in office of the surviving corporation shall be the members of the first Board of Directors and the first officers of the surviving corporation in the jurisdiction of its organization, all of whom shall hold their directorships and offices until the election and qualification of their respective successors or until their tenure is otherwise terminated in accordance with the bylaws of the surviving corporation.

5 Each issued share of the non-surviving corporation immediately prior to the effective time and date of the merger shall, at to the effective time and date of the merger, be canceled and shall not be converted into any shares of the surviving corporation. The issued shares of the surviving corporation shall not be converted or exchanged in any manner or any consideration be paid therefor, but each said share which is issued at the time and effective date of the merger shall continue to represent one issued share of the surviving corporation.

1.	The Plan of Merger herein made and approved shall be submitted to the shareholders of the nonsurviving corporation for their approval or rejection in the manner prescribed by the provisions of the Washington Business Corporation Act, and the merger of non-surviving corporation with and into the surviving corporation shall be authorized in the manner prescribed by the laws of the jurisdiction of organization of the surviving corporation.

2.	In the event that the Plan of Merger shall have been approved by the shareholders entitled to vote of the non-surviving corporation in the manner prescribed by the provisions of the Washington Business Corporation Act, and in the event that the merger of the non-surviving corporation with and into the surviving corporation shall have been duly authorized in compliance with the laws of the jurisdiction of organization of the surviving corporation, the non-surviving corporation and the surviving corporation hereby stipulate that they will cause to be executed and filed and/or recorded any document or documents prescribed by the laws of the State of Washington and of the State of California, and that they will cause to be performed all necessary acts therein and elsewhere to effectuate the merger.

3.	The Board of Directors and the proper officers of the non-surviving corporation and of the surviving corporation, respectively, are hereby authorized, empowered and directed to do any and all acts and things, and to make, execute, deliver, file, and/or record any and all instruments , papers and documents which shall be or become necessary, proper or convenient to carry out or put into effect the provisions of this Plan of Merger or of the merger herein provided for.

ENDORSED	-FILED
CERTIFICATE OF DETERMINATION
OF FRONTIER COMMUNICATIONS OF THE WEST, INC.	DEC 26 1996

Josephine S. Trubek and Barbara J. LaVerdi certify that:

1 They are the Vice President and Assistant Secretary, respectively, of Frontier Communications of the West, Inc., a California corporation.

2 The number of shares of authorized Non-voting Preferred Stock is Two Thousand (2,000) shares, none of which has been issued. The number of shares of authorized Voting Preferred Stock is One Hundred (100) shares, none of which has been issued.

3 The Board of Directors duly adopted the following resolution:

WHEREAS, the articles of incorporation authorize the classes of preferred stock of this Corporation to be issued in series and authorize the Board of Directors to determine the rights, preferences, privileges and restrictions granted to or imposed upon any wholly unissued series of preferred stock and to fix the number of shares and designation of such series, now therefore it is

RESOLVED: That the Board of Directors does hereby establish the classes of preferred stock as follows:

A. The respective rights, preferences and limitations of the shares designated as Non-voting Preferred Stock are set forth in the following subdivisions designated (A) to (F) inclusive.

(A) Issuance in Series. An initial series of Two Thousand (2,000) shares of the Non-voting Preferred Stock of the Corporation, which shares are designated “Non-voting Preferred Stock, Series A” (herein called the “initial series”).

(B) Dividends. The rate of dividends payable upon the initial series shall be 7% of the redemption value thereof per annum, payable quarterly in U.S. dollars on the first days of January, April, July and October in each year. Unpaid dividends will accrue interest at an annual rate of 7% and shall retain their preference on liquidation. Dividends shall be cumulative from the date of issuance whether or not earned or declared so that no dividends or other distributions shall be made with respect to the Common Stock until such dividends (plus interest) on the initial series have been declared and paid or set apart. The initial series shall not participate in dividends declared on the Common Stock.

(C) Redemption. The Corporation may redeem all or any part of the initial series at any time or times and from time to time after such series has been issued for one (1) year, on the terms and conditions with respect thereto set forth hereinafter in Paragraph C, by paying, in the case of each such share to be redeemed, a redemption price of $44,000.00 plus an amount equal to all dividends and interest from the date of issuance of such share to the date fixed for redemption, less the aggregate of such dividends and interest theretofore or on such redemption date paid thereon.

(0) Conversion Rights. No series of Non-voting Preferred Stock shall have any right to be converted into Common Stock of this Corporation.

(E) Voting Rights. The holders of the Non-Voting Preferred Stock shall not be entitled to any voting rights whatsoever, except as specifically required by statute or as hereinafter expressly provided.

(i) The holders of the Non-voting Preferred Stock shall have the right to vote as a class to approve a merger, consolidation, sale, pledge or other disposition of all or substantially all of the assets of the Corporation.

(ii) The holders of the Non-voting Preferred Stock shall have the right to vote as a class to amend, alter, or repeal any of the rights, preferences, privileges and/or restrictions of the shares of Non-voting Preferred Stock or to approve an amendment to the Articles of Incorporation if any action adversely affects the holders of any Non-voting Preferred Stock.

(iii) The holders of the Non-voting Preferred Stock shall have the right to vote as a class to authorize any reclassification of their respective class, and/or the creation or issuance of any class or series of stock ranking on a parity with or in priority to their class either with respect to dividends, redemption or distribution of assets upon liquidation, dissolution, winding up or otherwise.

(F) Liquidation Preference. In the event of any liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, the holder or holders of each share of Non-voting Preferred Stock shall receive a liquidation preference in ;:;n amount computed in accordance with Paragraph A(C) with respect to any distributions of the Corporation’s assets prior to any such distributions to holders of the Corporation’s Common Stock. If the assets of the Corporation are insufficient to pay in full all amounts to which the holders of preferred stock are entitled, the amount available for distribution shall be shared with the holders of the Voting Preferred Stock on a pro-rata basis.

The holders of the Non-voting Preferred Stock will have the same preference rights in liquidation as the holders of the Voting Preferred Stock.

B. The respective rights, preferences and limitations of the shares designated as Voting Preferred Stock are set forth in the following subdivisions designated (A) to (F) inclusive.

(A) Issuance in Series. An initial series of One Hundred (100) shares of the Voting Preferred Stock of the Corporation, which shares are designated “Voting Preferred Stock Series A” (herein called the “initial series”) •.

(B) Dividends. The rate of dividends payable upon the initial series shall be 7% of the redemption value thereof per annum, payable quarterly in British pounds Sterling on the first days of January, April, July and October in each year, at an exchange rate on or close to the exchange rate as set for the payment date. Unpaid dividends will accrue interest at an annual rate of 7% and shall retain their preference on liquidation. Dividends shall be cumulative from the date of issuance whether or not earned or declared so that no dividends or other distributions shall be made with respect to the Common Stock until cumulative dividends (plus interest) on the initial series have been declared and paid or set apart. The initial series shall not participate in dividends declared on the Common Stock.

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(C) Redemption. The Corporation may redeem all or any part of the initial series at any time or times and from time to time after such series has been issued for one (1) year, on the terms and conditions with respect thereto set forth hereinafter in Paragraph C, by paying, in the case of each such share to be redeemed, a redemption price of US$44,700.00 (payable in British pounds Sterling) plus an amount equal to all dividends and interest from the date of issuance of such share to the date fixed for redemption, less the aggregate of such dividends and interest theretofore or on such redemption date paid thereon.

(D) Conversion Rights. No series of Voting Preferred Stock shall have any right to be converted into Common Stock of this Corporation.

(E) Voting Rights. The holders of the Voting Preferred Stock shall be entitled to the same voting rights as held by the holders of the Common Stock, in addition to such voting rights specifically required by statute or as hereinafter expressly provided, and shall vote with the holders of the Common Stock.

(i) The holders of the Voting Preferred Stock shall have the right to vote as a class to approve a merger, consolidation, sale, pledge or other disposition of all or substantially all of the assets of the Corporation.

(ii) The holders of the Voting Preferred Stock shall have the right to vote as a class to amend, alter, or repeal any of the rights, preferences, privileges and/or restrictions of the shares of Voting Preferred Stock or to approve an amendment to the Articles vi Incorporation if any action adversely affects the holders of any Voting Preferred Stock.

(iii) The holders of the Voting Preferred Stock shall have the right to vote as a class to authorize any reclassification of their respective class, and/or the creation or issuance of any class or series of stock ranking on a parity with or in priority to their class either with respect to dividends, redemption or distribution of assets upon liquidation, dissolution, winding up or otherwise.

(F) Liquidation Preference. In the event of any liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, the holder or holders of each share of Voting Preferred Stock shall receive a liquidation preference in an amount computed in accordance with Paragraph B(C) with respect to any distributions of the Corporation’s assets prior to any such distributions to holders of the Corporation’s Common Stock. If the assets of the Corporation are insufficient to pay in full all amounts to which the holders of preferred stock are entitled, the amount available for distribution shall be shared with the holders of the Non-voting Preferred Stock on a pro-rata basis.

The holders of the Voting Preferred Stock will have the same preference rights in liquidation as the holders of the Nonvoting Preferred Stock.

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C. The terms and conditions for Redemption of the Nonvoting Preferred Stock and of the Voting Preferred Stock (collectively referred to as “Preferred Stock”) are as set forth as follows.

Redemption of Preferred Stock. The Corporation, by action of its Board of Directors, may redeem the whole or any part of any class or series of Preferred Stock upon the conditions and at the redemption price provided for the shares of said series. If at any time less than all of the Preferred Stock is called for redemption, the Board may select one or more class or series to be redeemed, or may select the shares to be redeemed from one or more class or series, by lot or such other equitable method as the Board, at its discretion may determine; provided that the foregoing option to redeem a part of the Preferred Stock may be exercised only if full dividends for all past quarterly dividend periods on all outstanding shares of all series of the Preferred Stock have been paid or declared and set apart for payment.

Notice of every such redemption shall be given not less than twenty (20) days nor more than sixty (60) days prior to the date fixed for redemption, by mail or hand delivery, to the holders of record of the shares of Preferred Stock to be redeemed, at their respective addresses, as the same then appear on the records of this Corporation. If such notice of redemption is given and if, on or before the redemption date specified therein, all funds necessary for such redemption shall have been deposited with any bank or trust company in the State of California as a trust fund with (i) irrevocable instructions and authority to the bank or trust company to publish a notice of redemption thereof (or to complete publication if therefore commenced) and (ii) to pay, on or after the date fixed for redemption or prior thereto, the funds necessary for such redemption of the Preferred Stock so called for redemption to the respective holders upon surrender of their share certificates, then, notwithstanding that any certificate for the shares of such Preferred Stock so called for redemption shall not have been surrendered for cancellation, the shares represented thereby shall from and after the date fixed for redemption no longer be deemed outstanding, the right to receive dividends thereon shall cease to accrue from and after the date of redemption so fixed , and all rights with respect to such shares of Preferred Stock so called for redemption shall forthwith on such redemption date cease and terminate, except only the right of the:

holders thereof to receive the amount payable upon redemption thereof, but without interest. Any monies remaining on deposit with such bank or trust company at the expiration of one (1) year after the redemption date shall be returned to the Corporation and thereafter the holders of certificates for such shares shall look only to the Corporation for the redemption price thereof.

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Josephine S. Trubek and Barbara J. LaVerdi each declare under penalty of perjury under the laws of the State of California that she has read the foregoing certificate and knows the contents thereof and that the same is true of her own knowledge.

Dated: December 20, 1996

Dated: December 20, 1996

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AMENDMENT TO THE CERTIFICATE OF

DETERMINATION OF

FRONTIER COMMUNICATIONS OF THE WEST, INC.

APR 10 1997

Josephine S. Trubek and Barbara J. LaVerdi certify that:

1 They are the Vice President and Assistant Secretary, respectively, of Frontier Communications of the West, Inc., a California corporation.

2 The number of shares of authorized Non-voting Preferred Stock, Series A is increased from Two Thousand (2,000) shares to Ten Thousand (10,000) shares, of which Nine Hundred (900) shares of Non-voting Preferred Stock, Series A have been issued as of the date of this Amendment to the Certificate of Determination.

3 The Board of Directors duly adopted the following resolution to amend the Articles of Incorporation:

WHEREAS, the amended articles of incorporation authorize the Board of Directors to increase the number of authorized shares of Nonvoting Preferred Stock, Series A, now therefore it is

RESOLVED: That the number of authorized shares of Non-voting Preferred Stock be increased from 2,000 shares to 10,000 shares (of which 900 shares are issued and outstanding as of the date of this resolution).

4. The Board of Directors also adopted the following resolution to amend the Certificate of Determination:

WHEREAS, the amended articles of incorporation authorize the Board of Directors to increase the number of authorized shares of Nonvoting Preferred Stock, Series A, and

WHEREAS, this Board of Directors has authorized an amendment to this Corporation’s articles of incorporation to increase to Ten Thousand (10,000) shares the number of authorized shares of this Corporation’s Non-voting Preferred Stock, now therefore it is

RESOLVED: That the Board of Directors does hereby amend Division A, Subdivision (A) of that certain Certificate of Determination of this Corporation which was dated December 20, 1996, and filed effective December 26, 1996, to increase the number of authorized shares of this Corporation’s Non-voting Preferred Stock from 2,000 shares to 10,000 shares (of which 900 shares are issued and outstanding as of the date of this resolution), so that said Division A, Subdivision (A) shall read as follows:

(A) Issuance in Series. An initial series of Ten Thousand (10,000) shares of Non-voting Preferred Stock of the Corporation, which shares are designated “Non-voting Preferred Stock, Series A” (herein called the “initial series”).

5. The same rights, preferences, privileges and restrictions set forth in the Certificate of Determination of this Corporation which was dated December 20, 1996, and filed with the Secretary of State of California effective December 26, 1996, shall apply equally to all Ten Thousand (10,000) authorized shares of Non-voting Preferred Stock (of which amount Eight Thousand (8,000) shares are additional authorized shares).

Josephine S. Trubek and Barbara J. LaVerdi each declare under penalty of perjury under the laws of the State of California that she has read the foregoing certificate and knows the contents thereof and that the same is true of her own knowledge.

Dated: April 2, 1997

Dated: April 2, 1997

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CERTIFICATE OF AMENDMENT	FILED
AMENDMENT OF ARTICLES OF INCORPORATION
APR 10 1997

The undersigned certify that:

1 They are the Vice President and the Assistant Secretary, respectively, of Frontier Communications of the West, Inc., a California corporation.

2 Article Fourth of the Articles of Incorporation of this corporation is amended to read as follows:

FOURTH: This corporation is authorized to issue three classes of shares of stock designated respectively “Common Stock,” “Non-voting Preferred Stock,” and “Voting Preferred Stock,” none of which shall have par value. The total number of shares which the corporation shall have the authority to issue is (i) five hundred (500) shares of Common Stock, (ii) ten thousand (10,000) shares of Non-voting Preferred Stock, and (iii) one hundred (100) shares of Voting Preferred Stock.

1 The foregoing amendment of the Articles of Incorporation has been duly approved by a unanimous vote of the Board of Directors in accordance with Section 905(b), California Corporations Code.

2 The foregoing amendment of the Articles of Incorporation has been duly approved by the required vote of shareholders in accordance with Sections 902 and 903, California Corporations Code. The total number of outstanding shares of the corporation is 79 shares of common stock, 21 . shares of voting preferred stock, and 900 shares of non-voting preferred stock. The number of shares voting in favor of the amendment equaled or exceeded the vote required. The percentage vote required was more than 50% of common stock and more than 50% of the common stock and the voting preferred stock voting individually and together as a class, and more than 50% of the non-voting preferred stock, in accordance with Section 903, California Corporations Code. Specifically, all holders of each class of stock, unanimously approved the foregoing amendment.

We further declare under penalties of perjury under the laws of the State of California that the matters set forth in this certificate are true and correct of our own knowledge.

Date: April 2, 1997

Date: April 2, 1997 Barbara J. Verdi/Assistant Secretary

CERTIFICATE OF AMENDMENT

OF

CERTIFICATE OF INCORPORATION

OF

FRONTIER COMMUNICATIONS OF THE WEST, INC.

The undersigned certify that:

1.	They are the executive vice president and the assistant secretary, respectively, of Frontier Communications of the West, Inc., a California corporation.

2.	Article FIRST of the Articles of Incorporation of this corporation is amended to read as follows:

“FIRST: The name of the corporation is

GLOBAL CROSSING BANDWIDTH, INC.”

1.	The foregoing amendment of Articles of Incorporation has been duly approved by the board of directors.

2.	The foregoing amendment of Articles of Incorporation has been duly approved by the required vote of shareholders in accordance with section 902, California Corporations Code. The number of outstanding shares of the corporation is: Common stock outstanding -79; Nonvoting preferred -3,765; and voting preferred: 23

The number of shares voting in favor of the amendment equaled or exceeded the vote required. The percentage vote required was more than 50%.

We further declare under penalty of perjury under the laws of the State of California that the matters set forth in this certificate are true and correct of our own knowledge.

Date: September 2 I, 1999

Barbara LaVerdi, Assistant Secretary

FILED

AGREEMENT OF MERGER

This Agreement of Merger is entered into between GLOBAL CROSSING BANDWIDTH, INC., a California corporation (herein “Surviving Corporation”) and OLD INTER EXCHANGE NETWORK, INC., a Delaware corporation (herein “Merging Corporation”).

1 Merging Corporation shall be merged into Surviving Corporation.

2 The outstanding shares of Merging Corporation shall be canceled without consideration.

3 The outstanding shares of Surviving Corporation shall remain outstanding and are not affected by the merger.

4 Merging Corporation shall from time to time, as and when requested by Surviving Corporation, execute and deliver all such documents and instruments and take all such action necessary or desirable to evidence or carry out this merger.

5 The Merger will be effective (“Effective Time”) as prescribed by law.

IN WITNESS WHEREOF the parties have executed this Agreement on February 5, 2009.

Mitchell C. Sussis, Director, Vice President and Secretary

John A. Kritzmacher, Director, Executive Vice President and Chief Financial Officer

CERTIFICATE OF APPROVAL OF AGREEMENT OF MERGER

John A. Kritzmacher and Mitchell C. Sussis certify that:

1 They are a Director and Executive Vice President and Chief Financial Officer and a Director and Vice President and Secretary, respectively, of GLOBAL CROSSING BANDWITH, INC., a California corporation.

2 The Agreement of Merger in the form attached was duly approved by the Board of directors and shareholders of the corporation which equalled or exceeded the vote required.

3 The shareholder approval was by the holders of 100% of the outstanding shares of the corporation.

4. There is only one class of shares outstanding which are common and the number of shares outstanding entitled to vote on the merger is 79. No shares of preferred stock have been issued .

We further declare under penalty of perjury under the laws of the State of California that the matters set forth in this certificate are true and correct of our own knowledge.

DATE: February 5, 2009

Mitchell C. Sussis Director, Vice President and Secretary

John A. Kritzmacher, Director, Executive Vice President and Chief Financial Officer